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                                                                     EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-42420, 333-87937, 333-68715, 333-64617, and 333-47037 on Form S-3 and Nos.
333-44426, 333-78063, 333-64633, 33-50113, 33-48295, 33-28079, 2-81244, 2-96891,
33-15815, 333-17573, 33-52330, 333-17549, 33-63061, and 33-37293 on Form S-8 of
ConAgra, Inc. and subsidiaries of our reports dated July 14, 2000, appearing in and incorporated by reference in this Annual Report on Form 10-K of ConAgra, Inc. and subsidiaries for the year ended May 28, 2000.


/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP


Omaha, Nebraska
August 25, 2000


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